CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Alexis Dominguez
MediaRelations@amerantbank.com
(305) 441-8412

AMERANT REPORTS SECOND QUARTER 2026 RESULTS

CORAL GABLES, FLORIDA, July 23, 2026. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported net income attributable to the Company of $21.0 million in the second quarter of 2026, or $0.53 earnings per diluted share, compared to net income of $17.9 million, or $0.44 earnings per diluted share, in the first quarter of 2026.
“We delivered a strong second quarter, with net income increasing to $21.0 million, or $0.53 per diluted share, supported by continued balance sheet growth, solid deposit generation and disciplined expense management,” said Carlos Iafigliola, President and Chief Executive Officer. “Importantly, core deposits grew 9.4% from the prior quarter, particularly in non-interest bearing deposits, and profitability improved, with ROA and ROE increasing to 0.84% and 9.23%, respectively. We also continued to make progress on credit, with classified loans declining meaningfully, while maintaining strong capital levels and returning capital to shareholders through our share repurchase activity and quarterly dividend. These results reflect the ongoing execution of our strategic priorities and the strength of our franchise.”

Below are the results for 2Q26 and their comparison to 1Q26:

•Total assets were $10.3 billion, up by $390.7 million, or 3.9%, compared to $9.9 billion.

•Total gross loans, which includes all loans held for sale, were $6.9 billion, up by $111.8 million, or 1.7%, compared to $6.8 billion.

•Cash and cash equivalents were $301.1 million, up by $112.4 million, or 59.6%, compared to $188.7 million.

•Total investments were $2.6 billion, up by $177.5 million, or 7.3%, compared to $2.4 billion.

•Total deposits were $8.4 billion, up by $416.2 million, or 5.2%, compared to $7.9 billion.

•Core deposits were $6.4 billion, up by $552.6 million, or 9.4%, compared to $5.9 billion.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $702.6 million, down by $29.7 million, or 4.0%, compared to $732.3 million.

•Net Interest Margin (“NIM”) was 3.52%, compared to 3.55%.

•Average yield on loans was 6.22%, compared to 6.38%.

•Average cost of total deposits was 2.21%, compared to 2.31%.

•Loan to deposit ratio was 82.17%, compared to 85.07%.

•Asset Quality and Allowance for Credit Losses (“ACL”):

–Total non-performing assets were $186.6 million, down by $5.0 million, or 2.6%, compared to $191.6 million. As of 2Q26, non-performing assets consist of $171.1 million in non-performing loans and $15.5 million in Other Real Estate Owned (“OREO”).

–The ACL was $85.5 million compared to $79.2 million.

–Classified loans were $273.1 million, down by $47.2 million, or 14.7%, compared to $320.3 million, while non-performing loans were $171.1 million, down $5.0 million, or 2.8%, compared to $176.1 million. The reduction in classified loans was primarily attributable to loan sales during the quarter. Special mention loans were $109.8 million, down $38.5 million, or 25.9%, compared to $148.2 million. The decrease was primarily driven by loan sales and payoffs during the quarter.

–The Company has provided additional details regarding asset quality in the 2Q26 earnings presentation (https://investor.amerantbank.com).

•Assets Under Management and custody (“AUM”) totaled $3.37 billion, down by $52.8 million, or 1.5% from $3.42 billion.

•Pre-tax pre-provision net revenue (“PPNR”)(1) was $31.9 million, up by $1.1 million, or 3.6%, compared to PPNR of $30.7 million.

•Net Interest Income (“NII”) was $82.6 million, up by $2.3 million, or 2.9%, from $80.3 million.

•Provision for credit losses was $4.8 million, down by $3.1 million, or 39.1%, compared to $7.8 million.

•Noninterest income was $18.2 million, up by $0.8 million, or 4.5%, from $17.4 million.

•Noninterest expense was $68.9 million, up by $2.0 million, or 2.9%, from $66.9 million.

•The efficiency ratio was 68.37%, compared to 68.52%.

•Return on average assets (“ROA”) was 0.84%, compared to 0.73%.

•Return on average equity (“ROE”) was 9.23%, compared to 7.63%.

•The Company repurchased an aggregate of 690,000 shares of Class A common stock at a weighted average price of $23.29 per share, or 1.02x of Tangible Book Value ("TBV")(1) and 1.00x of book value per share. The aggregate purchase price for these transactions was approximately $16.1 million.

•On July 22, 2026, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on August 28, 2026, to shareholders of record on August 14, 2026.

Additional details on the second quarter 2026 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

Second Quarter 2026 Earnings Conference Call

The Company will hold an earnings conference call on Friday, July 24, 2026 at 9:00 a.m. (Eastern Time) to discuss its second quarter 2026 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and has a network of 23 banking centers – 21 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries, or reaching positive resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026 (“the 2025 Form 10-K”), in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed on May 1, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three and six month periods ended June 30, 2026 and 2025, and the three month periods ended March 31, 2026, December 31, 2025 and September 30, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2026, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Beginning in the first quarter of 2026, the Company reviewed and updated its use of non‑GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consolidated Balance Sheets			(audited)
Total assets	$10,294,247	$9,903,514	$9,777,018	$10,410,199	$10,334,678
Total investments	2,608,418	2,430,884	2,084,569	2,307,701	1,970,888
Total gross loans (1)	6,865,627	6,753,781	6,697,235	6,941,792	7,189,196
Allowance for credit losses	85,499	79,236	79,276	94,918	86,519
Total deposits	8,355,308	7,939,101	7,786,934	8,300,969	8,306,544
Core deposits (1)	6,444,271	5,891,689	5,790,895	6,203,038	6,143,625
Advances from the Federal Home Loan Bank	702,608	732,263	711,984	831,699	765,000
Subordinated notes	29,880	29,837	29,795	29,752	29,710
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity	914,369	913,918	938,802	944,940	924,286
Assets under management and custody (1)	3,371,114	3,423,919	3,256,754	3,169,514	3,065,020

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consolidated Results of Operations
Net interest income	$82,575	$80,281	$90,150	$94,152	$90,479
Provision for credit losses (2)	4,750	7,800	3,490	14,600	6,060
Noninterest income	18,162	17,381	22,019	17,291	19,778
Noninterest expense	68,877	66,919	106,772	77,835	74,400
Net income attributable to Amerant Bancorp Inc.	21,043	17,873	2,701	14,756	23,002
Pre-tax pre-provision net revenue (PPNR) (3)	31,860	30,743	5,397	33,608	35,857
Effective income tax rate	22.38%	22.10%	(41.64)%	22.37%	22.80%

Common Share Data
Stockholders' book value per common share	$23.33	$22.96	$23.13	$22.90	$22.14
Tangible stockholders' equity (book value) per common share (3)(4)	$22.78	$22.38	$22.56	$22.32	$21.56
Basic earnings per common share	$0.54	$0.44	$0.07	$0.35	$0.55
Diluted earnings per common share (4)	$0.53	$0.44	$0.07	$0.35	$0.55
Basic weighted average shares outstanding	39,316,906	40,315,757	40,915,733	41,590,201	41,805,550
Diluted weighted average shares outstanding (4)	39,509,583	40,510,993	41,102,760	41,774,101	41,873,551
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Other Financial and Operating Data (6)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.52%	3.55%	3.78%	3.92%	3.81%
Net income / Average total assets (ROA)(1)	0.84%	0.73%	0.10%	0.57%	0.90%
Net income / Average stockholders' equity (ROE) (1)	9.23%	7.63%	1.12%	6.21%	10.06%
Noninterest income / Total revenue (1)	18.03%	17.80%	19.63%	15.52%	17.94%

Capital Indicators (%)
Total capital ratio (1)	14.34%	14.16%	14.10%	13.90%	13.49%
Tier 1 capital ratio (1)	12.72%	12.62%	12.58%	12.28%	11.97%
Tier 1 leverage ratio (1)	9.70%	9.91%	9.62%	9.73%	9.69%
Common equity tier 1 capital ratio (CET1) (1)	11.94%	11.84%	11.80%	11.54%	11.24%
Tangible common equity ratio (1)(3)(4)	8.69%	9.02%	9.39%	8.87%	8.73%

Liquidity Ratios (%)
Loans to Deposits (1)	82.17%	85.07%	86.01%	83.63%	86.55%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	1.81%	1.93%	1.91%	1.34%	0.95%
Non-performing loans / Total gross loans (1)	2.49%	2.61%	2.56%	1.79%	1.15%
Allowance for credit losses / Total non-performing loans	49.97%	45.01%	46.26%	76.37%	104.89%
Allowance for credit losses / Total loans held for investment	1.27%	1.21%	1.20%	1.37%	1.20%
Net charge-offs / Average total loans held for investment (1)	0.08%	0.45%	1.07%	0.39%	0.86%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	2.73%	2.74%	4.14%	3.01%	2.91%
Salaries and employee benefits / Average total assets	1.41%	1.31%	1.50%	1.36%	1.41%
Other operating expenses/ Average total assets (1)	1.33%	1.43%	2.64%	1.66%	1.50%
Efficiency ratio (1)	68.37%	68.52%	95.19%	69.84%	67.48%
FTEs	704	699	694	704	692

__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) In all periods shown, includes reserves on loans and contingent loans. The (reversal of) provision for unfunded commitments (contingencies) in the second and first quarter of 2026, and fourth, third and second quarters of 2025, were ($1.0 million), $1.1 million, $0.7 million, ($0.7 million) and $2.5 million, respectively.
(3) Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP.
(4) See 2025 Form 10-K for more information on potential dilutive instruments and their impact on diluted earnings per share computation.

(5) In all periods shown, the Company’s Board of Directors declared and paid cash dividends of $0.09 per share of the Company’s common stock. In connection with these dividends, the Company paid an aggregate amount of $3.6 million in the second quarter, $3.7 million in the first quarter of 2026 and fourth quarter of 2025, and $3.8 million per quarter in all other periods.
(6) Operating data for the periods presented have been annualized.

Exhibit 2- Non-GAAP Financial Measures Reconciliation

The following tables set forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company’s performance and underlying trends.

	Three Months Ended,
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Net income attributable to Amerant Bancorp Inc.	$21,043	$17,873	$2,701	$14,756	$23,002
Plus: provision for credit losses (1)	4,750	7,800	3,490	14,600	6,060
Plus: provision for income tax expense (benefit)	6,067	5,070	(794)	4,252	6,795
Pre-tax pre-provision net revenue (PPNR)	31,860	30,743	5,397	33,608	35,857

(in thousands, except percentages, share data and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Stockholders' equity	$914,369	$913,918	$938,802	$944,940	$924,286
Less: goodwill and other intangibles (2)	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible common stockholders' equity	$892,847	$890,985	$915,699	$921,156	$900,270
Total assets	10,294,247	9,903,514	9,777,018	10,410,199	10,334,678
Less: goodwill and other intangibles (2)	(21,522)	(22,933)	(23,103)	(23,784)	(24,016)
Tangible assets	$10,272,725	$9,880,581	$9,753,915	$10,386,415	$10,310,662
Common shares outstanding	39,186,293	39,803,607	40,595,273	41,265,378	41,748,434
Tangible common equity ratio	8.69%	9.02%	9.39%	8.87%	8.73%
Stockholders' book value per common share	$23.33	$22.96	$23.13	$22.90	$22.14
Tangible stockholders' equity book value per common share	$22.78	$22.38	$22.56	$22.32	$21.56
____________

(1) Includes provision for credit losses on loans and provision for loan contingencies.
(2) As of June 30, 2026, other intangible assets primarily consist of naming rights. In prior periods, also includes mortgage servicing rights (“MSRs”). Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and non-performing balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)	$6,674,563	$103,449	6.22%	$6,523,493	$102,674	6.38%	$7,118,087	$122,166	6.88%
Debt securities available for sale (2) (3)	2,344,767	28,302	4.84%	2,281,441	26,800	4.76%	1,769,440	21,931	4.97%
Debt securities held for trading	209	—	—%	333	—	—%	59,331	343	2.32%
Equity securities with readily determinable fair value not held for trading	2,527	22	3.49%	2,553	14	2.22%	2,508	21	3.36%
Federal Reserve Bank and FHLB stock	57,054	888	6.24%	57,177	868	6.16%	57,072	917	6.44%
Deposits with banks (4)	324,291	2,965	3.67%	291,145	2,598	3.62%	514,478	5,643	4.40%
Other short-term investments	3,856	35	3.64%	7,182	63	3.56%	7,046	74	4.21%
Total interest-earning assets	9,407,267	135,661	5.78%	9,163,324	133,017	5.89%	9,527,962	151,095	6.36%
Total noninterest-earning assets (5)	700,165			739,439			728,292
Total assets	$10,107,432			$9,902,763			$10,256,254

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing demand, savings, and money market deposits (6)	4,618,118	27,154	2.36%	4,429,327	26,365	2.41%	4,451,069	29,597	2.67%
Time deposits	1,995,007	17,682	3.55%	2,011,952	18,254	3.68%	2,149,861	22,285	4.16%
Total deposits	6,613,125	44,836	2.72%	6,441,279	44,619	2.81%	6,600,930	51,882	3.15%
Securities sold under agreements to repurchase	95	1	4.22%	—	—	—%	105	1	3.82%
Advances from the FHLB (7)	712,801	6,935	3.90%	712,349	6,846	3.90%	717,260	7,230	4.04%
Senior notes	—	—	—%	—	—	—%	—	78	—%
Subordinated notes	29,859	362	4.86%	29,816	361	4.91%	29,689	361	4.88%
Junior subordinated debentures	64,178	952	5.95%	64,178	910	5.75%	64,178	1,064	6.64%
Total interest-bearing liabilities	7,420,058	53,086	2.87%	7,247,622	52,736	2.95%	7,412,162	60,616	3.28%
Noninterest-bearing liabilities:
Noninterest bearing demand deposits	1,533,032			1,396,612			1,637,173
Accounts payable, accrued liabilities and other liabilities	239,723			308,976			289,909
Total noninterest-bearing liabilities	1,772,755			1,705,588			1,927,082
Total liabilities	9,192,813			8,953,210			9,339,244
Stockholders’ equity	914,619			949,553			917,010
Total liabilities and stockholders' equity	$10,107,432			$9,902,763			$10,256,254
Excess of average interest-earning assets over average interest-bearing liabilities	$1,987,209			$1,915,702			$2,115,800
Net interest income		$82,575			$80,281			$90,479
Net interest rate spread			2.91%			2.94%			3.08%
Net interest margin (7)			3.52%			3.55%			3.81%
Cost of total deposits (7)			2.21%			2.31%			2.53%
Ratio of average interest-earning assets to average interest-bearing liabilities	126.78%			126.43%			128.54%
Average non-performing loans/ Average total loans	2.55%			2.39%			1.35%

	Six Months Ended
	June 30, 2026			June 30, 2025
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)	$6,599,445	$206,123	6.30%	$7,145,968	$243,187	6.86%
Debt securities available for sale (2)(3)	2,313,279	55,102	4.80%	1,622,123	39,895	4.96%
Debt securities held for trading	271	—	—%	29,907	343	2.31%
Equity securities with readily determinable fair value not held for trading	2,540	36	2.86%	2,503	40	3.22%
Federal Reserve Bank and FHLB stock	57,115	1,756	6.20%	57,195	1,853	6.53%
Deposits with banks (4)	307,810	5,563	3.64%	547,262	12,044	4.44%
Other short-term investments	5,510	98	3.59%	6,742	141	4.23%
Total interest-earning assets	9,285,970	268,678	5.83%	9,411,700	297,503	6.37%
Total non-interest-earning assets (5)	719,693			738,283
Total assets	$10,005,663			$10,149,983

Interest-bearing liabilities:
Checking and saving accounts
Interest bearing demand, savings, and money market deposits (6)	4,524,244	53,519	2.39%	4,318,144	56,726	2.65%
Time deposits	2,003,432	35,936	3.62%	2,188,681	46,143	4.25%
Total deposits	6,527,676	89,455	2.76%	6,506,825	102,869	3.19%
Securities sold under agreements to repurchase	48	1	4.20%	53	1	3.80%
Advances from the FHLB (7)	712,576	13,781	3.90%	720,446	14,430	4.04%
Senior notes	—	—	—%	29,776	1,020	6.91%
Subordinated notes	29,839	723	4.89%	29,668	722	4.91%
Junior subordinated debentures	64,178	1,862	5.85%	64,178	2,078	6.53%
Total interest-bearing liabilities	7,334,317	105,822	2.91%	7,350,946	121,120	3.32%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,465,199			1,591,227
Accounts payable, accrued liabilities and other liabilities	274,158			293,677
Total non-interest-bearing liabilities	1,739,357			1,884,904
Total liabilities	9,073,674			9,235,850
Stockholders’ equity	931,989			914,133
Total liabilities and stockholders' equity	$10,005,663			$10,149,983
Excess of average interest-earning assets over average interest-bearing liabilities	$1,951,653			$2,060,754
Net interest income		$162,856			$176,383
Net interest rate spread			2.92%			3.05%
Net interest margin (7)			3.54%			3.78%
Cost of total deposits (7)			2.26%			2.56%
Ratio of average interest-earning assets to average interest-bearing liabilities	126.61%			128.03%
Average non-performing loans/ Average total loans	2.47%			1.39%
___________
(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. Non-performing loans are included in the total loan portfolio balances.
(2)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale.
(3)    Includes nontaxable securities with average balances of $51.9 million, $52.9 million and $53.9 million for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively, and $52.7 million and $54.6 million in the six months ended June 30, 2026 and 2025, respectively. The tax equivalent yield for these nontaxable securities was 4.70%, 4.48%, and 4.81% for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively, and 4.66% and 4.75% in the six months ended June 30, 2026 and 2025. In 2026 and 2025, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(4)    Deposits with banks in this table include time deposits with banks maturing in more than three months that are not considered cash and cash equivalents in the Company's consolidated balance sheet.
(5) Excludes the allowance for credit losses.

(6) To emphasize material items, certain line items previously presented separately in prior periods have been aggregated into a single line item in this table. This includes interest-bearing demand, savings, and money market deposits. The presentation for the three and six months ended June 30, 2025 has been conformed accordingly for comparability.
(7) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended						Six Months Ended June 30,
	June 30, 2026		March 31, 2026		June 30, 2025		2026		2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Deposits and service fees	$5,419	29.8%	$4,872	28.0%	$4,968	25.1%	$10,291	29.0%	$10,105	25.7%
Brokerage, advisory and fiduciary activities	5,630	31.0%	5,461	31.4%	4,993	25.2%	11,091	31.2%	9,722	24.7%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,629	14.5%	2,564	14.8%	2,490	12.6%	5,193	14.6%	4,940	12.6%
Cards and trade finance servicing fees	1,432	7.9%	1,439	8.3%	1,804	9.1%	2,871	8.1%	3,196	8.1%
Gain on early extinguishment of FHLB advances, net	54	0.3%	—	—%	—	—%	54	0.2%	—	—%
Securities gains, net (2)	408	2.2%	516	3.0%	1,779	9.0%	924	2.6%	1,843	4.7%
Loan-level derivative income (3)	1,174	6.5%	1,531	8.8%	3,204	16.2%	2,705	7.6%	4,712	12.0%
Derivative losses, net (4)	—	—%	—	—%	(1,852)	(9.4)%	—	—%	(1,852)	(4.7)%
Other noninterest income (5)	1,416	7.8%	998	5.7%	2,392	12.2%	2,414	6.7%	6,637	16.9%
Total noninterest income	$18,162	100.0%	$17,381	100.0%	$19,778	100.0%	$35,543	100.0%	$39,303	100.0%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) In the three and six months ended June 30, 2026, includes realized gains on the sale of debt securities available for sale of $0.4 million and $0.9 million, respectively. In the three and six months ended June 30, 2025, amounts are primarily in connection with gains on market valuation of trading securities.
(3) Income from interest rate swaps and other derivative transactions with customers.
(4) In the three and six months ended June 30, 2025, includes net unrealized losses in connection with TBA MBS derivative contracts.
(5) Other sources of income in the periods shown include foreign currency exchange transactions with customers, mortgage banking income and loss and other smaller revenue streams.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended						Six Months Ended June 30,
	June 30, 2026		March 31, 2026		June 30, 2025		2026		2025
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Salaries and employee benefits	$35,446	51.5%	$32,040	47.9%	$36,036	48.4%	$67,486	49.7%	$69,383	47.5%
Occupancy and equipment	4,995	7.3%	5,423	8.1%	5,491	7.4%	10,418	7.7%	11,627	8.0%
Professional and other services fees	13,087	19.0%	11,416	17.1%	13,549	18.2%	24,503	18.0%	28,231	19.3%
Telecommunications and data processing	3,627	5.3%	3,537	5.3%	2,929	3.9%	7,164	5.3%	6,404	4.4%
Depreciation and amortization	1,472	2.1%	1,517	2.3%	1,551	2.1%	2,989	2.2%	3,139	2.2%
FDIC assessments and insurance	2,472	3.6%	2,850	4.3%	2,896	3.9%	5,322	3.9%	6,132	4.2%
Losses on loans held for sale carried at the lower of cost or fair value, net (1)	1,118	1.6%	1,823	2.7%	—	—%	2,941	2.2%	—	—%
Advertising expenses	4,274	6.2%	2,939	4.4%	4,819	6.5%	7,213	5.3%	8,454	5.8%
Other real estate owned and repossessed assets (income) expense, net	(253)	(0.4)%	(232)	(0.3)%	601	0.8%	(485)	(0.4)%	765	0.5%
Other operating expenses (2) (3)	2,639	3.8%	5,606	8.2%	6,528	8.8%	8,245	6.1%	11,819	8.1%
Total noninterest expense	$68,877	100.0%	$66,919	100.0%	$74,400	100.0%	$135,796	100.0%	$145,954	100.0%

___
(1) Includes losses on sale and valuation allowance provisions and releases on losses on loans held for sale.
(2) For a detailed discussion of the key components of other operating expenses, see the Company’s Form 10-K for the year ended December 31, 2025.
(3) Loan-level derivative expenses previously presented separately for the three months ended March 31, 2026, and the three and six-month periods ended June 30, 2025, have been reclassified and are now included in this category.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets			(audited)
Cash and due from banks and restricted cash	$41,042	$63,416	$53,478	$53,084	$56,381
Interest earning deposits with banks	260,090	117,997	409,444	570,612	573,373
Other short-term investments	—	7,294	7,233	7,162	7,083
Cash and cash equivalents	301,132	188,707	470,155	630,858	636,837
Time deposits with other banks	500	—	—	—	—
Securities
Debt securities available for sale, at fair value	2,549,256	2,370,308	2,024,883	2,122,416	1,788,708
Trading securities	—	—	—	119,935	120,226
Equity securities with readily determinable fair value not held for trading	2,537	2,528	2,548	2,542	2,525
Federal Reserve Bank and Federal Home Loan Bank stock	56,625	58,048	57,138	62,808	59,429
Securities	2,608,418	2,430,884	2,084,569	2,307,701	1,970,888
Loans held for sale, at the lower of cost or fair value (1)	122,172	190,014	80,912	—	—
Mortgage loans held for sale, at fair value	389	895	2,932	—	6,073
Loans held for investment, gross	6,743,066	6,562,872	6,613,391	6,941,792	7,183,123
Less: Allowance for credit losses (2)	85,499	79,236	79,276	94,918	86,519
Loans held for investment, net	6,657,567	6,483,636	6,534,115	6,846,874	7,096,604
Bank owned life insurance	265,362	263,208	260,644	258,042	255,487
Deferred tax assets, net	47,656	42,532	35,566	46,881	50,966
Operating lease right-of-use assets	107,522	108,980	110,588	102,872	102,558
Accrued interest receivable and other assets	183,529	194,658	197,537	216,971	215,265
Total assets	$10,294,247	$9,903,514	$9,777,018	$10,410,199	$10,334,678
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$1,708,111	$1,466,670	$1,573,301	$1,768,764	$1,706,580
Interest bearing demand, savings and money market	4,736,160	4,425,019	4,217,594	4,434,274	4,437,045
Time	1,911,037	2,047,412	1,996,039	2,097,931	2,162,919
Total deposits	8,355,308	7,939,101	7,786,934	8,300,969	8,306,544
Advances from the Federal Home Loan Bank	702,608	732,263	711,984	831,699	765,000
Subordinated notes	29,880	29,837	29,795	29,752	29,710
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (3)	115,310	116,456	117,456	109,726	109,226
Accounts payable, accrued liabilities and other liabilities	112,594	107,761	127,869	128,935	135,734
Total liabilities	9,379,878	8,989,596	8,838,216	9,465,259	9,410,392

Stockholders’ equity
Class A common stock	3,917	3,978	4,058	4,125	4,173
Additional paid in capital	283,037	297,503	316,067	327,205	336,021
Retained earnings	651,145	633,716	619,552	620,542	609,540
Accumulated other comprehensive loss	(23,730)	(21,279)	(875)	(6,932)	(25,448)
Total stockholders' equity	914,369	913,918	938,802	944,940	924,286
Total liabilities and stockholders' equity	$10,294,247	$9,903,514	$9,777,018	$10,410,199	$10,334,678

__________
(1) As of June 30, 2026, March 31, 2026 and December 31, 2025, includes valuation allowances of $2.7 million, $3.4 million and $13.8 million, respectively.
(2) In the first quarter of 2026, the Company early adopted ASU 2025‑08, which expands the use of the gross‑up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, in the second and first quarters of 2026, the Company recorded an allowance for credit losses of $1.9 million and $0.5 million, respectively, on approximately $149.5 million and $36.8 million of acquired loans, respectively, with no day 1 impact to earnings.
(3) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Real estate loans			(audited)
Commercial real estate
Non-owner occupied	$1,526,962	$1,501,909	$1,591,861	$1,656,180	$1,770,403
Multi-family residential	234,116	261,332	322,447	361,650	371,692
Land development and construction loans	512,272	505,007	534,028	544,727	543,697
	2,273,350	2,268,248	2,448,336	2,562,557	2,685,792
Single-family residential	1,954,193	1,680,768	1,515,181	1,550,724	1,542,447
Owner occupied	732,190	790,445	809,336	900,596	983,090
	4,959,733	4,739,461	4,772,853	5,013,877	5,211,329
Commercial loans	1,488,182	1,485,438	1,446,406	1,519,778	1,566,420
Loans to financial institutions and acceptances	85,492	112,667	148,602	164,974	156,918
Consumer loans and overdrafts	209,659	225,306	245,530	243,163	248,456
Total loans	$6,743,066	$6,562,872	$6,613,391	$6,941,792	$7,183,123

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Loans held for sale at the lower of fair value or cost			(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$63,296	$63,908	$43,406	$—	$—
Multi-family residential	22,722	60,794	—	—	—
Land development and construction loans	23,639	52,613	22,339	—	—
	109,657	177,315	65,745	—	—
Owner occupied	12,515	12,699	15,167	—	—
	122,172	190,014	80,912	—	—
Total loans held for sale at the lower of fair value or cost	122,172	190,014	80,912	—	—

Mortgage loans held for sale at fair value
Land development and construction loans	—	—	—	—	2,056
Single-family residential	389	895	2,932	—	4,017
Total mortgage loans held for sale at fair value	389	895	2,932	—	6,073
Total loans held for sale	$122,561	$190,909	$83,844	$—	$6,073

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-Accrual Loans			(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$9,386	$11,172	$4,288	$4,374	$1,022
Multi-family residential	429	—	—	7,018	—
Land development and construction loans (1)	—	—	16,200	19,577	—
	9,815	11,172	20,488	30,969	1,022
Single-family residential	31,180	27,346	26,082	8,838	7,421
Owner occupied	40,506	40,745	28,733	15,287	21,027
	81,501	79,263	75,303	55,094	29,470
Commercial loans	79,020	85,481	83,761	67,081	51,157
Consumer loans and overdrafts	8,317	8,969	9,204	725	666
Total Non-Accrual Loans (1)	$168,838	$173,713	$168,268	$122,900	$81,293

Past Due Accruing Loans
Real Estate Loans
Single-family residential	—	—	—	—	—
Owner occupied	—	—	730	—	—
Commercial	2,252	2,337	2,372	1,392	1,192
Consumer loans and overdrafts	—	—	—	—	—
Total Past Due Accruing Loans (2)	$2,252	$2,337	$3,102	$1,392	$1,192
Total Non-Performing Loans	171,090	176,050	171,370	124,292	82,485
Other Real Estate Owned	15,542	15,542	15,542	15,606	15,389
Total Non-Performing Assets (1)	$186,632	$191,592	$186,912	$139,898	$97,874

__________________

(1) At December 31, 2025, balances included $16.2 million in land development and construction loans held for sale, which were sold in January 2026. There were no loans both classified as held for sale and in non-performing status in any of the other periods shown.
(2)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	June 30, 2026				March 31, 2026				June 30, 2025

(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Loans held for investment
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$67,222	$25,211	$—	$92,433	$51,392	$32,416	$—	$83,808	$44,084	$55,382	$—	$99,466
Multi-family residential	—	429	—	429	—	22,457	—	22,457	—	8,284	—	8,284
Land development and construction loans	35,939	—	—	35,939	34,590	2,748	—	37,338	26,574	—	—	26,574
	103,161	25,640	—	128,801	85,982	57,621	—	143,603	70,658	63,666	—	134,324
Single-family residential	—	31,229	—	31,229	—	43,985		43,985	—	7,297	—	7,297
Owner occupied	4,985	77,964	—	82,949	—	72,432	—	72,432	21,076	61,590	—	82,666
	108,146	134,833	—	242,979	85,982	174,038	—	260,020	91,734	132,553	—	224,287
Commercial loans	1,634	95,741	—	97,375	2,387	102,039	—	104,426	41,025	82,213	—	123,238
Loans to financial institutions and acceptances	—	34,210	—	34,210	—	35,210	—	35,210	—	—	—	—
Consumer loans and overdrafts	—	8,317	—	8,317	—	8,969	—	8,969	—	666		666
Total loans held for investment	109,780	273,101	—	382,881	88,369	320,256	—	408,625	132,759	215,432	—	348,191
Loans held for sale at the lower of cost or fair value
Multi-family residential	—	—	—	—	30,920	—	—	30,920	—	—	—	—
Land development and construction loans	—	—	—	—	28,952	—	—	28,952	—	—	—	—
Total loans held for sale	—	—	—	—	59,872	—	—	59,872	—	—	—	—
Total	$109,780	$273,101	$—	$382,881	$148,241	$320,256	$—	$468,497	$132,759	$215,432	$—	$348,191
__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
			(audited)
Domestic	$5,133,588	$5,228,588	$5,168,371	$5,732,799	$5,707,272
Foreign:
Venezuela	2,491,875	2,005,521	1,910,980	1,881,871	1,897,631
Others	729,845	704,992	707,583	686,299	701,641
Total foreign	3,221,720	2,710,513	2,618,563	2,568,170	2,599,272
Total deposits	$8,355,308	$7,939,101	$7,786,934	$8,300,969	$8,306,544

Glossary of Terms and Definitions
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Core deposits: consist of total deposits excluding all time deposits.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•FTEs: full-time equivalent employees
•Loans to Deposits ratio: calculated as the ratio of total gross loans divided by total deposits.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Ratio for net charge-offs/average total loans held for investments: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•ROA is calculated based upon the average daily balance of total assets.
•ROE is calculated based upon the average daily balance of stockholders’ equity.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Tier 1 capital: Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of all the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Total capital ratio: total stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Total gross loans: consists of the principal balance of outstanding loans, including loans held for investment, loans held for sale at the lower of cost or fair value, and mortgage loans held for sale, net of unamortized deferred nonrefundable loan origination fees and loan origination costs, unamortized premiums paid on purchased loans and the unamortized balance of initial allowance for credit losses on purchased seasoned loans.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.